PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

APPALACHIAN OIL COMPANY, INC. AND APPCO-KY, INC.

SELLER

AND

YA LANDHOLDINGS, LLC AND YA LANDHOLDINGS 7, LLC

PURCHASER

TABLE OF CONTENTS

Section 1.	Purchase and Sale of the Property	1
1.1	Land	1
1.2	Improvements	1
1.3	Appurtenances	2
1.4	Leases	2
1.5	Awards	2
1.6	Intangible Property	2

Section 2.	Real Estate Purchase Price; Closing; Due Diligence Materials and Inspections	2
2.1	Real Estate Purchase Price	2
2.2	Due Diligence Materials	2
2.3	Inspections; Indemnity	2
2.4	Surveys	3
2.5	Title Commitments	3
2.6	Estoppels	3

Section 3.	Prorations	3
3.1	Revenues	3
3.2	Property Taxes	4
3.3	Security Deposits	4
3.4	Utility Charges	4
3.5	Service Contracts	4
3.6	Licenses and Permits	5
3.7	Operating Expenses	5

Section 4.	Conditions Precedent to Closing	5
4.1	Purchaser’s Conditions to Closing	5
4.2	Closing Conditions for Seller	7

Section 5.	Closing Documents	7
5.1	Deed	7
5.2	Assignment and Assumption of Leases	7
5.3	Tenant Notices	8
5.4	Assignment and Assumption of Service Contracts and Intangible Property	8
5.5	Service Contract Notices	8
5.6	Settlement Statement	8
5.7	Non-Foreign Status Affidavit	8
5.8	Other Documents	8

Section 6.	Closing	8
6.1	Closing	8
6.2	Time and Place	8
6.3	Payment of Real Estate Purchase Price	8
6.4	Possession	8
6.5	Closing Costs	9

i

Section 7.	Covenants, Representations and Warranties of Seller	9
7.1	Seller’s Covenants	9
7.2	Seller’s Representations and Warranties	10
7.3	To Seller’s Knowledge	14
7.4	Survival	14

Section 8.	Purchaser’s Representations and Warranties	14
8.1	Entity and Authorization Matters	14
8.2	No Conflict with or Breach of Other Agreements	15
8.3	Survival	15
8.4	Indemnification	14

Section 9.	Casualty and Condemnation	15
9.1	Risk of Loss	15
9.2	Purchaser’s Option to Terminate	15
9.3	Failure to Terminate	15

Section 10.	Default and Remedies	16
10.1	Purchaser’s Default	16
10.2	Seller’s Default	16

Section 11.	Brokerage Commissions	16

Section 12.	Miscellaneous	16
12.1	Entire Agreement	16
12.2	Waiver	17
12.3	Further Assurances	17
12.4	Notices	17
12.5	Successors and Assigns	18
12.6	Governing Law and Venue	18
12.7	No Third Parties Benefited	18
12.8	Legal Fees	18
12.9	Construction	19
12.10	Time of Essence	19
12.11	Counterparts	19
12.12	Local Law Provisions	19
	. [To be added]	19

ii

Attachments:

Schedule 1.2	Excluded Personal Property
Schedule 7.2.8.1	Leases
Schedule 7.2.8.2	Lease Matters
Schedule 7.2.9	Service Contracts
Schedule 7.2.12.1	Hazardous Materials
Schedule 7.2.12.2	Releases
Schedule 7.2.12.3	Underground Storage Tanks

Exhibit A	Description of Properties
Exhibit B	Lease Estoppel Certificate
Exhibit C	Special Warranty Deed

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into and is effective as of the 17th day of September, 2007 (the "Effective Date"), by and between Appalachian Oil Company, Inc. and APPCO-KY, Inc. (collectively referred to herein as "Seller"), and YA Landholdings, LLC and YA Landholdings 7, LLC (collectively referred to herein as "Purchaser").

Recitals

A.	Seller is the owner of the Property (as defined below).

B.
Upon the satisfaction of, and subject to, the terms and conditions set forth in this Agreement, Seller has agreed to sell the Property to Purchaser, and Purchaser has agreed to purchase the Property from Seller.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as set forth below.

Section 1. Purchase and Sale of the Property.

Subject to and in accordance with the terms and conditions contained in this Agreement, Seller agrees to sell, assign, convey, and transfer to Purchaser in the manner herein provided all Seller’s right, title and interest in and to the following (collectively, the ("Property"), and Purchaser hereby agrees to purchase and accept the Property:

1.1
Land. Subject to general and special real estate taxes and assessments not yet due and payable, and the Permitted Exceptions (as defined below), fee title to those certain tracts of real property located in Kentucky, Tennessee and Virginia, which real property is more particularly described on Exhibit A attached hereto (the "Land").

1.2
Improvements. All fixtures and improvements located on the Land (collectively, the "Improvements"), it being understood and agreed, however, that Purchaser shall not have the right, pursuant to this Agreement, to purchase any of such fixtures and improvements as shall be the property of the tenants of the Land (the "Tenants") under the Leases (as defined below) or the personal property of Seller, the ownership of which is being transferred on or prior to the Effective Date pursuant to that certain Stock Purchase Agreement dated July 17, 2007, by and between Appalachian Oil Company, Inc., the James R. Maclean Revocable Trust, Sara G. Maclean, the Linda R. Maclean Irrevocable Trust and Jeffrey H. Benedict and Titan Global Holdings, Inc., all of such excluded property being more particularly described on Schedule 1.2 (the "Excluded Personal Property").

1.3
Appurtenances. All rights, privileges and easements appurtenant to the Land, all water, wastewater and other utility rights relating to the Land and any and all easements, rights-of-way and other appurtenances used in connection with the beneficial use and enjoyment of the Land.

1.4
Leases. All leases, subleases, licenses, concessions, and other forms of agreement, granting to any party or parties the right of use or occupancy of any portion of the Land and/or Improvements, and all renewals, modifications, amendments, guarantees, and other agreements affecting the same to the extent shown on Schedule 7.2.8.1 (collectively, the "Leases").

1.5
Awards. All right, title and interest to any unpaid insurance claims or proceeds or awards for damages to the Land and/or Improvements resulting from any casualty or any taking in eminent domain or by reason of change of grade of any street.

1.6
Intangible Property. Except for the name of the Seller or affiliated entities, all of the interest of Seller in any intangible property now or hereafter owned by Seller and used or designed for use in connection with the Land and/or Improvements, and any contract or lease rights, licenses, permits, certificates of occupancy, franchises, agreements, utility contracts, unexpired claims, warranties, guaranties and sureties belonging to Seller, or other rights relating to the ownership, development, construction, design, use and operation of the Land and/or Improvements, to the extent assignable (collectively, "Intangible Property").

Section 2. Real Estate Purchase Price; Closing; Due Diligence Materials and Inspections.

2.1
Real Estate Purchase Price. The total purchase price payable by Purchaser to Seller for the Property (the "Real Estate Purchase Price") is Fifteen Million and No/100 Dollars ($15,000,000). On the Closing Date, Purchaser will pay the Real Estate Purchase Price, subject to proration as provided below, by wire transfer to an account designated by Seller.

2.2
Due Diligence Materials. Seller has caused or shall cause its agents to copy and deliver to Purchaser copies of the Leases and the Service Contracts, as hereinafter defined, and Seller shall make available, at a time and place reasonably acceptable to Purchaser, for Purchaser’s inspection (and shall provide copies upon request), Seller’s books and records related to the Property.

2.3
Inspections; Indemnity. Purchaser and its employees and agents have had and shall continue to have the right and permission through Closing to enter upon the Property or any part thereof at all reasonable times, in a manner not to disturb the Tenants nor damage or injure the Property, to inspect all aspects of the Property, at Purchaser’s sole risk, cost and expense, and to make such inspections, studies and tests of the Property which Purchaser deems necessary or advisable. Any entry by Purchaser also shall be in compliance with the terms of the Leases and any testing that requires a material invasion of the Improvements shall require Seller’s consent, which consent shall not be unreasonably withheld (it being agreed that the standard testing and gathering of samples for a customary Phase I and II environmental study shall be permitted). Purchaser shall INDEMNIFY AND HOLD HARMLESS Seller and its employees and agents from all claims and liability for personal injury or property damage to the extent attributable to any activities of Purchaser or its authorized representatives on the Property during such inspections, studies and tests. The foregoing indemnification obligation of Purchaser shall survive Closing or any termination of this Agreement.

2.4
Surveys. Purchaser may, at its expense, cause current, on-the-ground surveys of the Land to be prepared by a licensed surveyor, conforming to the requirements of an ALTA/ACSM survey and certified as Purchaser deems appropriate (the "Surveys"). Copies of the Surveys shall be delivered to Seller. As part of the Surveys, the surveyor shall prepare metes-and-bounds descriptions of the Land and such descriptions shall be used in all documents to be delivered at Closing if the Surveys are prepared. If Purchaser does not elect to have Surveys of the Land prepared, Seller shall indemnify Purchaser from all claims and liability for survey related matters. The foregoing indemnity shall survive Closing.

2.5
Title Commitments. Purchaser has caused selected local counsel and title companies (collectively, the "Title Company") to prepare and deliver to Purchaser (i) commitments for an Owner’s Policy of Title Insurance in the form and with the exceptions described in Section 4.1.4 (the "Title Commitments") setting forth the status of the title to the Land, and (ii) copies of all documents (the "Underlying Documents") referred to in the Title Commitments, including but not limited to, deeds, lien instruments, plats, reservations, restrictions and easements. The exceptions showed on the Title Commitments shall be deemed to be "Permitted Exceptions" for all purposes hereunder, other than the liens which Seller is required to remove as a condition to closing set forth in Section 4.1.4.

2.6
Estoppels. Seller shall obtain prior to closing an estoppel certificate ("Tenant Estoppel") to be executed by the Tenant of the Land identified as Appco 44 on Exhibit A substantially in the form attached hereto as Exhibit B, with such changes thereto as the Tenant may request and Purchaser shall accept in its reasonable judgment.

Section 3. Prorations.

The following items shall be prorated as of the Closing Date as to the Land (the "YA 7 Land”) identified as Appco 4, Appco 5, Appco 44 and Appco 55 on Exhibit A, respectively (except as otherwise expressly provided below), and such prorations shall be reflected on the settlement statements prepared by the Escrow Agent on the Closing Date and shall serve to adjust the Real Estate Purchase Price. Such prorations shall be made on the basis of a 365-day year, as of 11:59 p.m. on the day preceding the Closing Date.

3.1
Revenues. All rentals, receipts and other revenues from the Leases on the YA 7 Land which have been actually received by Seller and which are allocable to the period from and after the Closing Date shall be credited to Purchaser. Purchaser shall be entitled to collect all rentals, receipts and other revenues from such Leases which are due on or after the Closing Date. All rentals, receipts, and other revenues of any kind whatsoever (together, "Revenues") from such Leases collected by Purchaser shall be credited: if specifically identified by reference by invoice or month to the month of Closing, to such invoice or month related to the month of Closing; and if not so specifically identified: first to current Revenues not delinquent, and second to delinquent Revenues, in the inverse order of delinquency. Any such delinquent Revenues when applied as provided herein which relate in whole or in part to any period prior to the Closing Date shall be remitted by Purchaser to Seller when collected by Purchaser (net only of any reasonable collection expenses actually incurred by Purchaser). Any such delinquent Revenues when applied as provided herein, which relate in whole or part to any period on or subsequent to the Closing Date shall be remitted by Seller to Purchaser when and if collected by Seller (net only of any reasonable collection expenses actually incurred by Seller). Purchaser shall have no obligation to file or prosecute any lawsuit to collect any Revenues.

3.2
Property Taxes. Seller shall be responsible for all ad valorem taxes and assessments, general and special, with respect to all of the Property for periods prior to the calendar year containing the Closing Date. Ad valorem taxes and assessments, general and special, with respect to the YA 7 Land for the calendar year containing the Closing Date shall be prorated between Seller and Purchaser at Closing, as of the Closing Date. All ad valorem tax prorations shall be based on tax rates and assessments for the calendar year containing the Closing Date unless such rates and/or assessments are unavailable. If either the tax rates or the tax assessments for the Property for the calendar year containing the Closing Date are not available, then such proration shall be made based on the tax rates and assessments for the prior year (or if only the assessed value for the calendar year containing the Closing Date is known, then based on the prior year’s tax rates and the current year’s assessed value), and shall be adjusted between Seller and Purchaser after the Closing as soon as such rates and assessments for the year of the Closing are available. The provisions of this Section 3.2 shall survive Closing.

3.3
Security Deposits. All security and other deposits paid or deposited by Tenants pursuant to Leases of the YA 7 Land, if any, including any accrued interest thereon if such interest is required to be remitted to Tenants pursuant to their respective Leases, shall be credited to Purchaser, and Escrow Agent shall deliver a notice signed by Seller to such Tenants advising them that: (i) Purchaser has purchased the Property, and (ii) the security deposit, if any, is the responsibility of Purchaser.

3.4
Utility Charges. Final meter readings on all utilities charged to the YA 7 Land shall be made as of the day preceding the Closing Date. Seller shall arrange for and pay for final billings of utilities for such Land to the day preceding the Closing Date, and Purchaser (or the Tenants under the Leases) shall be responsible for utilities used on or after the Closing Date. Any prepaid water, sewer, and other utility charges allocable to the period from and after the Closing Date shall be credited to Seller.

3.5
Service Contracts. Seller shall remain liable for all charges due and all obligations pursuant to the Service Contracts (as defined in Section 7.2.9), Purchaser is not assuming any Service Contracts. The provisions of this Section 3.5 shall survive Closing.

3.6
Licenses and Permits. Prepaid charges allocated to the period from and after the Closing Date in connection with any licenses or permits for the YA 7 Land shall be credited to Seller at Closing. Accrued and unpaid charges allocable to the period prior to the Closing Date in connection with any such licenses or permits shall be credited to Purchaser at Closing.

3.7
Operating Expenses. Except as otherwise expressly provided herein to the contrary, Seller shall be responsible for and bear all operating expenses for the YA 7 Land accrued for the period prior to the Closing Date and Purchaser shall be responsible for and bear all operating expenses of the YA 7 Land accrued for the period on and after the Closing Date. Prorations of items under Sections 3.5, 3.6 and 3.7, shall be made at Closing on the best information available with an adjustment and reconciliation to the extent necessary on a mutually agreed date within ninety (90) days following the Closing Date, with payment from one party to the other (to the extent required) to be made within thirty (30) days following reconciliation. Such prorations, as adjusted as of the ninetieth (90th) day following the Closing Date, shall be considered final and binding for all purposes absent material mistake of fact. To the extent that any Lease provides for any adjustment of previously paid estimated amounts of real estate tax or operating expense reimbursements on a date subsequent to the Closing Date, Seller shall be entitled to receive, or shall be responsible to pay, as the case may be (when such amounts are actually received or payable by Purchaser), Seller’s pro rata share of any such adjusted amounts that are applicable to periods ending prior to the Closing Date. After Closing, Seller agrees to reasonably cooperate with Purchaser in providing Purchaser access to Seller’s books and records relating to such adjustments under the Leases so that Purchaser may adequately perform such adjustments.

There shall e no proration of items described in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 or 3.7 with respect to the Property that is not YA 7 Land because Seller shall remain liable for those items after the Closing Date pursuant to separate lease agreement(s) of even date herewith between Seller, as tenant and Purchaser, as landlord. The provisions of this Section 3 shall survive Closing.

Section 4. Conditions Precedent to Closing.

4.1
Purchaser’s Conditions to Closing. The obligation of Purchaser to purchase the Property from Seller, and to perform the obligations required to be performed by Purchaser at the Closing, are subject to each of the following conditions ("Purchaser’s Conditions"), unless waived in writing by Purchaser:

4.1.1	Closing Documents. Seller shall have tendered at Closing all Closing Documents to which Seller is a party.

4.1.2
Compliance with Agreement. Seller shall have performed and complied in all material respects with its obligations under this Agreement such that any default or failure of performance of Seller as to which Purchaser has delivered written notice to Seller shall be cured prior to or at Closing.

4.1.3
Representations and Warranties. All of Seller’s representations and warranties under Section 7.2 are true and correct in all respects as of Closing (and any such representations and warranties qualified as to the knowledge of such party shall be deemed not to be so qualified for purposes of this sentence).

4.1.4
Title. Seller shall have delivered to Purchaser evidence of the release, cancellation and satisfaction in full of any liens other than Permitted Exceptions on the Property. The Title Company shall be prepared to issue an Owner’s policy of title insurance and corresponding mortgagee’s title policy for the benefit of Purchaser’s lender in the amount of the Real Estate Purchase Price (the "Title Policy") insuring Purchaser’s fee simple title to the Land and the Improvements and any easements appurtenant thereto, as hereinafter amended (and, with respect to the mortgagee title policy, a valid first lien against the Property in favor of mortgagee), showing no exceptions other than the Permitted Exceptions; provided, however, that (i) the exception as to standby fees and taxes shall be limited to standby fees and taxes for the year of Closing and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership, (ii) the exception for parties in possession shall be deleted except for the Tenants under the Leases, (iii) the standard exception as to restrictive covenants shall be deleted except only as to any restrictive covenants that are Permitted Exceptions and (iv) the standard printed exception dealing with area, boundaries and other matters shall be deleted, except for "shortages in area". The Title Policy shall include such endorsements as Purchaser and its lender may reasonably request and shall otherwise be reasonably acceptable to Purchaser and its lender.

4.1.5
Material Permits and Licenses. Except for those permits and licenses which the failure to obtain would not have a material adverse effect on the operation or value of the Property or would not result in any fine or penalty against Purchaser, all permits and licenses required for the ownership and operation of the Property as presently operated are transferred to Purchaser and all required third party consents or notices with respect to same have been obtained or made.

4.1.6	Estoppel Certificates. Purchaser shall have received the Tenant Estoppel defined in Section 2.6 above.

4.1.7	Termination of Service Contracts. Purchaser will not assume any Service Contracts at Closing, and Seller agrees that Seller shall remain fully responsible for obligations under such Service Contracts.

4.1.8
Condition of Property. The Property, all aspects thereof and all documents related thereto, including by way of illustration but not limitation, all physical and environmental matters relating to the Property, shall be acceptable to Purchaser in its sole discretion.

4.1.9
Closing of Stock Purchase. Closing is conditioned upon the consummation of the acquisition by Titan Global Holdings, Inc. of all of the issued and outstanding shares of capital stock of Appalachian Oil Company, Inc. and Management Properties, Inc.

If any of the Purchaser Conditions have not occurred or been satisfied within the time periods and in accordance with the terms set forth herein, then Purchaser shall have the right to (i) terminate this Agreement by written notice to Seller, in which event all obligations of the parties hereto shall thereupon cease and this Agreement shall thereafter be of no further force and effect or (ii) waive any of such Purchaser Conditions and proceed to Closing without a reduction in the Real Estate Purchase Price.

4.2	Closing Conditions for Seller. Seller’s obligations to close on the Closing Date are conditional and contingent on the following, unless waived in writing by Seller:

4.2.1	Real Estate Purchase Price. Purchaser shall have tendered the Real Estate Purchase Price into escrow with Escrow Agent.

4.2.2	Closing Documents. Purchaser shall have tendered at Closing all Closing Documents to which Purchaser is a party.

4.2.3
Compliance with Agreement. Purchaser shall have performed and complied in all material respects with its obligations under this Agreement such that any default or failure of performance of Purchaser as to which Seller has delivered written notice to Purchaser shall be timely cured prior to or at Closing.

4.2.4	Representations and Warranties. All of Purchaser’s representations and warranties under Section 8.2 are true and correct in all respects as of Closing.

Section 5. Closing Documents.

On the Closing Date, Seller shall deliver, or cause to be delivered, to Escrow Agent the following fully executed documents and/or items, acknowledged where appropriate, and in form and substance reasonably satisfactory to Purchaser (collectively referred to herein as the "Closing Documents"):

5.1
Deed. A Special Warranty Deed ("Deed") conveying good and indefeasible fee simple title to the Land, the Improvements, and the Appurtenances to Purchaser, subject only to current, non-delinquent real property taxes and assessments and the Permitted Exceptions, in the form attached hereto as Exhibit C. Seller will execute and deliver to Purchaser and the Title Company all other documents reasonably and customarily required by the Title Company from a seller to enable the Title Company to issue the Title Policy.

5.2
Assignment and Assumption of Leases. An Assignment and Assumption of Leases in the form agreed upon by Purchaser and Seller assigning to Purchaser all of Seller’s interest as landlord in all Leases together with an assumption thereof by Purchaser of all obligations accruing from and after the Closing Date. All original Leases in Seller’s possession will be delivered to Purchaser immediately after the Closing.

5.3	Tenant Notices. Notices to Tenants under Leases in the form agreed upon by Purchaser and Seller informing such Tenants of the sale of the Property to Purchaser.

5.4
Assignment and Assumption of Intangible Property. An Assignment of Intangible Property in the form agreed upon by Purchaser and Seller assigning to Purchaser the Intangible Property, together with an assumption thereof by Purchaser of all obligations accruing from and after the Closing Date.

5.5
Settlement Statement. A settlement statement prepared by the Escrow Agent and acceptable to Purchaser and Seller showing all cash receipts and disbursements to be made by Escrow Agent on the Closing Date.

5.6	Non-Foreign Status Affidavit. An Affidavit of Non-Foreign Status executed by Seller.

5.7
Other Documents. Other certificates and documents that are reasonably acceptable to the signing party and are customarily required to effect the closing of the sale of the Property and related transactions contemplated by this Agreement.

Section 6. Closing.

6.1
Closing. This transaction shall close, as evidenced by recordation of the Deed and delivery of the Real Estate Purchase Price (net of prorations and Seller’s share of closing costs pursuant to this Agreement) (the "Closing"), on ___________ (the "Closing Date"). In no event shall the Closing Date occur later than September 12, 2007.

6.2
Time and Place. The Closing shall take place through escrow on the Closing Date at [10:00 a.m. CST]. Upon the completion of the Closing, the parties shall instruct the Escrow Agent to record the required releases of liens and Deed in the appropriate land records (provided that Title Company has committed to deliver the Title Policy) to effect the transfer and conveyance of the Property to Purchaser. Upon such recording and agreement to deliver the Title Policy as described in this Agreement: (a) the parties shall cause the Escrow Agent to disburse funds to Seller in the amount of the Real Estate Purchase Price (subject to the prorations provided for herein and less Seller’s share of closing costs provided for herein) and (b) the parties shall cause the Escrow Agent to deliver all documents executed in accordance with this Agreement to the parties in accordance with written instructions received by the parties.

6.3
Payment of Real Estate Purchase Price. Purchaser shall deliver to Escrow Agent on the Closing Date immediately available funds in the amount of the Real Estate Purchase Price plus any prorations credited to Seller, costs and expenses hereunder payable by Purchaser, and less the amount of any costs payable by Seller and prorations credited to Purchaser. The net amount of the Real Estate Purchase Price due to Seller as shown on the settlement statement approved by Seller shall be paid to Seller on the Closing Date.

6.4	Possession. Possession of the Property shall be delivered to Purchaser on the Closing Date, subject only to the rights of Tenants under the Leases.

6.5
Closing Costs. Seller shall pay at Closing one-half of any escrow fees. Purchaser shall pay the premium for the Title Policy, all costs associated with any financing, the costs of all appraisals, reports and studies which it may obtain, the costs of the Surveys, if any, recording fees for the Deed to be delivered at Closing and one-half of any escrow fees. Seller and Purchaser shall each be responsible for providing information to the Escrow Agent sufficient to permit their respective legal fees to be paid at Closing.

Section 7. Covenants, Representations and Warranties of Seller.

7.1	Seller’s Covenants. Seller hereby covenants and agrees as follows:

7.1.1
Insurance. At all times from the date hereof to the date preceding the Closing Date, Seller shall cause to be maintained in force, fire and extended coverage insurance and commercial general liability insurance upon the Property in amounts not less than the amounts of the insurance coverage on the Property on the date hereof.

7.1.2
Operation and Maintenance. At all times from the date hereof to the date preceding the Closing Date, Seller shall operate and maintain the Property in substantially the same manner as it is now operated and maintained, and Seller shall maintain the physical condition of the Property in substantially its current condition and in compliance in all material respects with laws, reasonable and ordinary wear and tear and damage by Purchaser and its agents and by fire and casualty excepted.

7.1.3
Title. From and after the Effective Date, Seller shall not further encumber the Property without the written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed (but subject to the provisions of Section 2.5 hereof) and in all events Seller shall not place any further monetary liens on the Property except those arising by operation of law. Without limiting the generality of the foregoing, Seller shall not convey the Property or enter into any lease, easement, restrictive covenant, option, plat or any other instrument or agreement that would be binding upon Purchaser following the Closing without Purchaser’s prior written consent.

7.1.4
Copies of Notices. Seller shall provide to Purchaser promptly following Seller’s receipt (i) any written notices of material default or alleged material default by the landlord or the tenant under any of the Leases or by any party under any of the Service Contracts delivered or received by Seller from and after the Effective Date and (ii) any written notices of alleged violations of applicable law with respect to the Property received by Seller from and after the Effective Date.

7.1.5
Service Contracts. From and after the Effective Date, Seller shall not enter into any new Service Contracts or terminate or amend existing Service Contracts (except those Service Contracts which Purchaser has elected to have terminated as of the Closing Date, if any) without Purchaser’s prior written approval, which shall not be unreasonably withheld or delayed. Seller shall comply in all material respects with its obligations under the Service Contracts.

7.1.6
Capital Improvements. From and after the Effective Date, Seller shall not construct or permit to be constructed any improvements or capital items to or on the Improvements, including tenant improvements, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed, except (a) any such improvements which were commenced prior to the Effective Date and (b) except tenant improvements which tenants are entitled to make pursuant to Leases. Notwithstanding the foregoing, Seller may freely make (without the consent of Purchaser) any improvements for which Purchaser shall not be required to pay (e.g., that are paid fully by Seller or which Purchaser agrees will be paid by tenants under Lease as operating expenses of the Property), provided the same do not impair or decrease the value of the Property.

7.1.7
Leases. From and after the Effective Date, Seller shall not terminate or modify any of the Leases or enter into any new Leases without the prior written consent of Purchaser, not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Seller shall have the right to enter into new Leases which are expressly subject to this Agreement, so long as Purchaser shall have no obligation under any such Leases after the Closing Date. Seller shall not grant any consent to any assignment or sublease under any Lease unless, in Seller’s good faith judgment, it is obligated to grant such consent. Seller shall comply in all material respects with the obligations of the landlord under the Leases.

7.2	Seller’s Representations and Warranties. Seller hereby represents and warrants to Purchaser the following as of the Effective Date:

7.2.1
Entity and Authorization Matters. Seller has full power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement. All consents, authorizations and approvals which may be required in order for Seller to enter into this Agreement or consummate the transactions contemplated hereby have been obtained. This Agreement, when executed and delivered by Seller, shall constitute the valid and binding agreement of Seller and be enforceable against Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or regulations presently or hereafter in effect which affect the enforcement of creditors’ rights generally.

7.2.2
No Conflict with or Breach of Other Agreements. Neither the execution and delivery of this Agreement, nor the incurrence of the obligations herein set forth, nor the consummation of the transactions provided for herein, nor compliance with the terms of this Agreement, conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness, or any indenture, mortgage, deed of trust, loan agreement, lease, or other material agreement or instrument to which Seller is a party or by which any of the Property may be bound.

7.2.3
No Bankruptcy, Insolvency or Reorganization Proceedings. Seller has not filed any assignments for the benefit of creditors, insolvency, bankruptcy or reorganization proceedings and, to Seller’s Knowledge, no such proceedings have been filed against Seller.

7.2.4	Litigation. There is no pending litigation or other proceeding against Seller relating to the Property, including without limitation any condemnation action.

7.2.5
Title. Other than this Agreement, the Leases, and items which may be disclosed on the Title Commitments, to Seller’s Knowledge, there are no agreements or encumbrances which will be binding on Purchaser after the Closing and which grant parties the right to possession of any portion of the Property. There are not any parties in possession of any portion of the Property except parties claiming under current Leases.

7.2.6
No Pending Sale Contracts. Except for this Agreement, Seller has not entered into any other currently effective agreements for the sale of the Property, nor has Seller granted any (and to Seller’s Knowledge there are no) currently existing rights of refusal or options to acquire fee title to the Property in favor of any person or entity except Purchaser.

7.2.7	Licenses and Permits. Seller has no current actual knowledge of any requirement that it must be in possession of any licenses or permits to own and operate the Property as presently operated.

7.2.8	Leases. To Seller’s Knowledge:

7.2.8.1
The schedule attached hereto as Schedule 7.2.8.1 is a true, correct and complete list, as of the Effective Date, of all of the Leases (including all material amendments) and the effective date of each.

7.2.8.2	Except as otherwise indicated on Schedule 7.2.8.2, with respect to each Lease:

(1) each Lease is in full force and effect (except as enforcement may be limited by applicable bankruptcy insolvency, reorganization, arrangement, moratorium or other similar laws or regulations presently or hereafter in effect which affect the enforcement of creditors’ rights generally) and has not been canceled or surrendered and no written notice of cancellation or surrender has been received by Seller;

(2) there are no uncured material monetary defaults by any Tenant under any Lease and no offset or abatement is presently available to, or has been asserted in writing by, any Tenant under any Lease, and Seller has no current actual knowledge of any uncured non-monetary defaults by any Tenant of a material obligation under any Lease, no defense or material claim has been asserted in writing by any Tenant under any Lease, and Seller knows of no material default by it under any Lease which would permit a defense or give rise to a claim by a Tenant under any Lease other than as disclosed to Purchaser;

(3) no Tenant is entitled to any rent concession, rent-free occupancy, tenant improvement allowance, space plan allowance, or reduction or abatement of rent or other monetary concession or inducement that has not yet been given in connection with such Tenant’s occupancy pursuant to its Lease;

(4) No rent has been prepaid for more than one month before its due date; and

(5) The copies of the Leases (and all amendments) delivered to Purchaser are to the best of Seller’s current actual knowledge true, correct and complete in all material respects.

7.2.9
Schedule 7.2.9 is a true, correct and complete list in all material respects of all service contracts for the operation and maintenance of the Property in effect as of the Effective Date (as amended, the "Service Contracts"). To Seller’s Knowledge, there are no uncured material breaches or defaults by Seller or by any other party under any Service Contract the continued existence of which would have a material adverse effect on the operation or value of the Property.

7.2.10
Notices of Legal Violations. Seller has not received any written notice from any applicable governmental authority of any material violation of or liability under any applicable law, statute, code, act, ordinance, regulation, permit or license or under any order of court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, with respect to the Property or Seller’s present use and operation of the Property, including, without limitation, those currently relating to fire, safety, Environmental Laws (as hereafter defined), parking, architectural barriers to the handicapped, zoning and building codes.

7.2.11	Not a Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

7.2.12	Environmental. To Seller’s Knowledge:

7.2.12.1
No Hazardous Materials have been generated, managed, manufactured, refined, treated, stored, handled, disposed, transferred, produced or kept on the Property in violation of Environmental Laws or for which a remedial or response obligation exists under Environmental Laws except as described on Schedule 7.2.12.1.

7.2.12.2
Seller has not received any written notice of a Release in violation of or requiring remediation or other response action under Environmental Laws of Hazardous Materials into, onto, from or out of the Property or of a violation of or liability under any Environmental Law, and the Seller has not entered into or been subject to any consent decree, compliance order, consent order or other administrative order with respect to any Environmental Laws except as described on Schedule 7.2.12.2.

7.2.12.3
No underground Hazardous Materials storage tanks currently exist , or to Seller’s Knowledge, previously existed on the Land, except as described on Schedule 7.2.12.3. Schedule 7.2.12.3 accurately describes the size, content and type (in terms of construction material) of any tanks listed thereon.

7.2.12.4
The Property has been owned and used, in compliance, in all material respects, with all Environmental Laws, which compliance includes, without limitation, obtaining and complying with all permits, licenses, authorizations and approvals. Prior to the Closing Date, there has been no remedial action under or non-compliance with Environmental Law on the Property which resulted or would result in the Seller incurring any liability under Environmental Law. The Seller has filed all material reports and notifications required to be filed under applicable Environmental Law.

The terms "Hazardous Material", "Environmental Laws" and "Release" shall have the meaning set forth hereinbelow.

"Hazardous Material" means (a) any petroleum or petroleum products or additives, radioactive materials, asbestos in any form and polychlorinated biphenyls ("PCBs") other than levels and forms of such substances as are or may be naturally occurring on the Property; and (b) any waste, chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "toxic substances," "toxic pollutants," "contaminants," or "pollutants" or words of similar import, under any applicable Environmental Laws as those laws exist on or prior to the Effective Date. "Environmental Law" means any federal, state or local statute, law, permit, rule, regulation, ordinance or code in effect and applicable to the Property on or prior to the Effective Date, and any judicial or administrative order, consent decree, judgment or directive in effect and applicable to the Property on or prior to the Effective Date, relating to the protection of environment, human heath or safety, wildlife or natural resources, or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et. seq., ("CERCLA") the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et. seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et. seq., the l Hazardous Material Transportation Act, 49 U.S.C. §§1801 et. seq., the l Clean Air Act, 42 U.S.C. §§7401 et. seq., the Water Pollution Control Act, 33 U.S.C. §§1251 et. seq, and any state law counterparts, and the regulations promulgated pursuant thereto.

"Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment of Hazardous Materials.

7.2.13
Mechanic’s Liens. There are no unpaid charges, costs or expenses for the Property which could give rise to any mechanic’s or materialmen’s or other statutory lien against the Property, arising through the act or omission of Seller, except those charges, costs and expenses that are not past due and will be paid by Seller in the ordinary course of Seller’s business on or before the Closing.

7.2.14	Special Assessments. To Seller’s Knowledge, there are no special tax assessments pending for which the Property owner would be responsible after Closing.

7.3
Indemnification. Seller shall indemnify and hold Purchaser and its partners, agents and employees harmless from and against any and all liabilities, fines, penalties, claims, demands and expenses, of any kind or nature (including reasonable attorneys’ and consultants’ fees), and regardless of whether the same are based on a claim of strict liability of the indemnified party, related to, resulting from or in any way arising out of (i) a breach of any representation, warranty, covenant or agreement of Seller hereunder, or (ii) the condition, ownership or operation of the Property on or prior to the Closing Date, but excluding any claims to the extent arising from actions taken by or on behalf of Purchaser. No claim for indemnity hereunder shall be made unless the amount claimed shall exceed $100,000 in the aggregate. This indemnity shall survive the termination or Closing of this Contract, subject however, to the Permitted Exceptions.

7.4
To Seller’s Knowledge. As used herein, the phrase "to Seller’s Knowledge" and words of similar import shall mean the actual, current knowledge of Seller, after a reasonable review of Seller's files related to the Property, as of the Effective Date.

7.5
Survival. The representations and warranties of Seller contained in this Agreement shall survive the Closing Date and the recordation of the Deed for a period of twelve (12) months, at which time they will be deemed to be merged into and superseded by the Closing Documents, except to the extent written notice of specific claims have been delivered by Purchaser to Seller prior to the expiration of such twelve (12) month period.

Section 8. Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Seller the following as of the Effective Date:

8.1
Entity and Authorization Matters. Each entity defined as Purchaser is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Purchaser has full power and authority to execute and deliver this Agreement and perform all of its obligations under this Agreement. All consents, authorizations and approvals which may be required in order for Purchaser to enter into this Agreement or consummate the transactions contemplated hereby, including without limitation any necessary partner or board of directors approvals, have been obtained or will be obtained prior to Closing. The person executing this Agreement on behalf of Purchaser has been duly authorized and empowered to bind Purchaser to this Agreement. This Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding agreement of Purchaser and be enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or regulations presently or hereafter in effect which affect the enforcement of creditors’ rights generally.

8.2
No Conflict with or Breach of Other Agreements. Neither the execution and delivery of this Agreement, nor the incurrence of the obligations herein set forth, nor the consummation of the transactions provided for herein, nor compliance with the terms of this Agreement, conflict with or result in a breach of any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness, or any indenture, mortgage, deed of trust, loan agreement, lease, or other material agreement or instrument to which Purchaser is a party.

8.3
Survival. The representations and warranties of Purchaser shall survive the Closing Date and the recordation of the Deed for a period of twelve (12) months, except to the extent written notice of specific claims has been delivered by Seller to Purchaser prior to the expiration of such twelve (12) month period.

Section 9. Casualty and Condemnation.

9.1	Risk of Loss. Seller shall bear all risk of loss or damage to the Property from all causes until the Closing; provided, however, that Seller shall have no obligation to repair such loss or damage.

9.2
Purchaser’s Option to Terminate. If prior to the Closing (i) any portion of the Property is destroyed by fire, the elements or by any other casualty which is not repaired prior to Closing, or (ii) any portion of the Property is taken by eminent domain, or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings), Seller shall give Purchaser prompt written notice thereof and Purchaser may elect, by written notice to Seller within the earlier of (i) ten (10) days after Purchaser shall have received written notice of such event from Seller, or (ii) the Closing Date, to terminate this Agreement, at Purchaser’s option, with respect to the tract of Land so affected by such casualty or taking or in its entirety (or a prorated portion thereof if this Agreement is terminated in part) without further liability. If Purchaser elects to terminate this Agreement, as aforesaid, then thereafter neither Seller nor Purchaser shall have any further rights or obligations hereunder as to the entire Agreement (or portion thereof if only partially terminated).

9.3
Failure to Terminate. If any portion of the Property is destroyed by casualty, taken by eminent domain or made the subject of condemnation proceedings (or proposed or threatened condemnation proceedings), and Purchaser does not elect to terminate this Agreement pursuant to Section 9.2 hereof, then at the Closing the following shall occur:

9.3.1
Credit of Award or Proceeds. Seller shall credit on account of the Real Estate Purchase Price the amount, as applicable, of all condemnation awards actually received by Seller or any sums of money collected by Seller (whether retained by Seller or paid directly to a holder of any lien on the Property) under its policies of insurance or renewals thereof insuring against the loss in question.

9.3.2
Assignment of Future Awards. In the case of a condemnation, Seller shall also assign, transfer and set over to Purchaser all of Seller’s right, title and interest in and to (a) such claims and further sums payable thereunder, and (b) any awards that may be made with respect to any pending or future condemnation proceeding.

Section 10. Default and Remedies.

10.1
Purchaser’s Default. If Purchaser is in default (which default includes Purchaser failing to close as required by and in accordance with the terms of this Agreement) of this Agreement prior to the Closing and Seller elects to terminate this Agreement due to Purchaser’s default, both parties shall thereafter be released from all further obligations under this Agreement. Seller’s sole and exclusive remedy for Purchaser’s failure to perform its obligations under this Agreement shall be to bring a suit against Purchaser for specific performance.

10.2	Seller’s Default. If Seller is in default of or has breached any warranty, covenant or other provision contained in this Agreement, Purchaser may elect by written notice to Seller:

(i)	To terminate this Agreement, or,

(ii)
To maintain this Agreement in full force and effect and bring suit for specific performance. Purchaser expressly waives all other remedies, including suit for damages, provided that nothing herein precludes a claim against Seller for a breach of any representations and warranties, subject to the limitations of Section 7.3 hereof.

Section 11. Brokerage Commissions.

Purchaser hereby represents and warrants to Seller that Purchaser has not incurred, and shall not have incurred as of the Closing Date, any liability for the payment of any brokerage fee or commission in connection with the transaction contemplated in this Agreement. Seller hereby represents and warrants to Purchaser that Seller has not incurred, and shall not have incurred as of the Closing Date, any liability for the payment of any brokerage fee or commission in connection with the transaction contemplated in this Agreement. Seller and Purchaser hereby agree to defend, indemnify and hold harmless the other from and against any and all claims of any person claiming a brokerage fee or commission through such party.

Section 12. Miscellaneous.

12.1
Entire Agreement. This Agreement supersedes all prior discussions, agreements and understandings between Seller and Purchaser and constitutes the entire agreement between Seller and Purchaser with respect to the transaction herein contemplated. This Agreement may be amended or modified only by a written instrument executed by Seller and Purchaser.

12.2
Waiver. Each party hereto may waive any breach by the other party of any of the provisions contained in this Agreement or any default by such other party in the observance or performance of any covenant or condition required to be observed or performed by it contained herein; PROVIDED, ALWAYS, that such waiver or waivers shall be in writing, shall not be construed as a continuing waiver, and shall not extend to or be taken in any manner whatsoever to affect any subsequent breach, act or omission or default or affect each party’s rights resulting therefrom. No waiver will be implied from any delay or failure by either party to take action on account of any default by the other party. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

12.3
Further Assurances. Each party hereto shall do such further acts and execute and deliver such further agreements and assurances as the other party may reasonably require to give full effect and meaning to this Agreement.

12.4
Notices. All notices and demands given or required to be given by any party hereto to any other party ("Notices") shall be in writing and shall be delivered in person or sent by electronic mail with concurrent notice given by another method permitted hereunder, or by a reputable overnight carrier that provides a receipt, such as Federal Express or UPS, or by registered or certified U.S. mail, postage prepaid, addressed as follows (or sent to such other address as any party shall specify to the other party pursuant to the provisions of this Section):

To Seller:	Appalachian Oil Company, Inc.
1922 Highway 75
Blountville, TN 37617
Attn: Bryan Chance
E-mail: bchance@obliotel.com

Appco-KY, Inc.
1922 Highway 75
Blountville, TN 37617
Attn: Bryan Chance
E-mail: bchance@obliotel.com

with a copy to:	Thomas A. Rose
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
E-mail: trose@srff.com

To Purchaser:	YA Landholdings, LLC
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attn: Michael Rosselli
E-mail: mrosselli@yorkvilleadvisors.com

YA Landholdings 7, LLC
101 Hudson Street, Suite 3700
Jersey City, NJ 07302
Attn: Michael Rosselli
E-mail: mrosselli@yorkvilleadvisors.com

with a copy to:	Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002-4995
Attention: LeAnn Vaughn
E-mail: leann.vaughn@bakerbotts.com

All Notices delivered in the manner provided herein shall be deemed given upon actual receipt (or attempted delivery if delivery is refused). Facsimile transmissions shall be deemed given upon electronic confirmation of such transmission.

12.5
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Purchaser shall be permitted to assign its rights under this Agreement to an Affiliate provided that any such assignment shall not release Purchaser from any of its obligations hereunder. For purposes of this Agreement, "Affiliate" means any other person controlling, controlled by or under common control with Purchaser, and "Control" means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

12.6
Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of ________ and the venue of any legal action filed in connection herewith shall be in _____________.

12.7	No Third Parties Benefited. The parties do not intend to confer any benefit on any person, firm, or corporation other than the parties to this Agreement, and their respective successors and assigns.

12.8
Legal Fees. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable legal fees.

12.9
Construction. The section titles or captions in this Agreement are for convenience only and shall not be deemed to be part of this Agreement. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same shall be deemed to mean the plural, as the context indicates, and vice versa. This Agreement shall not be construed as if it had been prepared only by Purchaser or Seller but rather as if both Purchaser and Seller had prepared the same. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

12.10	Time of Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

12.11	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[End of Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER

APPALACHIAN OIL COMPANY, INC.

By: /s/ Bryan Chance
Name: Bryan Chance
Title: President

APPCO-KY, INC.

By: /s/ Bryan Chance
Name: Bryan Chance
Title: President

PURCHASER:

YA LANDHOLDINGS, LLC

By: New EarthShell Corporation, its sole member

By: /s/ Troy Rillo
Name: Troy Rillo
Title: President

YA LANDHOLDINGS 7, LLC

By: New EarthShell Corporation, its sole member

By: /s/ Troy Rillo
Name: Troy Rillo
Title: President

[Signature Page to
Purchase and Sale Agreement]

SCHEDULE 1.2

EXCLUDED PERSONAL PROPERTY

1

SCHEDULE 7.2.8.1

LEASES

Schedule 7.2.8.1-1

SCHEDULE 7.2.8.2

LEASE MATTERS

None.

1

SCHEDULE 7.2.9

SERVICE CONTRACTS

1

SCHEDULE 7.2.12.1

HAZARDOUS MATERIALS

1

SCHEDULE 7.2.12.2

RELEASES

1

SCHEDULE 7.2.12.3

UNDERGROUND STORAGE TANKS

1

EXHIBIT A

DESCRIPTION OF PROPERTIES

PROPERTY				GRANTOR	GRANTEE	LEGAL DESC. ON:
APPCO 04	33 Commonwealth Ave Bristol, VA	BRISTOL (Bearfield)	VA	Appco	YA Landholdings 7, LLC	EXHIBIT A-1
APPCO 05	416 Commonwealth Ave. Bristol, VA	BRISTOL (Bearfield)	VA	Appco	YA Landholdings 7, LLC	EXHIBIT A-2
APPCO 41	State Route 642 & 421 WOODWAY	LEE (Argabrite)	VA	Appco	YA Landholdings, LLC	EXHIBIT A-3
APPCO 42	Front & Second Street Coeburn, VA	WISE (Argabrite)	VA	Appco	YA Landholdings, LLC	EXHIBIT A-4
APPCO 43	U.S. Route 23 Clinchport, VA	SCOTT (Argabrite)	VA	Appco	YA Landholdings, LLC	EXHIBIT A-5
APPCO 44	19th Street, Big Stone Gap, VA	WISE (Argabrite)	VA	Appco	YA Landholdings 7, LLC	EXHIBIT A-6
APPCO 45	Highway 58 & 421 Duffield, VA	SCOTT (Argabrite)	VA	Appco	YA Landholdings, LLC	EXHIBIT A-7
APPCO 55	332 Douglas Drive, Damascus, VA	WASH. (Bearfield)	VA	Appco	YA Landholdings 7, LLC	EXHIBIT A-8
APPCO 57	W MAIN, Rogersville	HAWKINS (Bearfield)	TN	Appco	YA Landholdings, LLC	EXHIBIT A-9
APPCO 69	2004 TEMPLE HILL ROAD	UNICOI (Bearfield)	TN	Appco	YA Landholdings, LLC	EXHIBIT A-10
APPCO 70	State Rt. 114, SALYERSVILLE	MAGOFFIN (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-11
APPCO 73	Mulberry St. BOONEVILLE, KY	OWSLEY (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-12
APPCO 75	76 Main Street, BEATTYSVILLE, KY	LEE (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-13
APPCO 78	415 Richmond Road, MANCHESTER, KY	CLAY (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-14

Exhibit A-1

PROPERTY				GRANTOR	GRANTEE	LEGAL DESC. ON:
APPCO 79	U.S. Hwy 23 & Meade Branch LOUISA, KY	LAWRENCE (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-15
APPCO 80	10824 W. U.S. Hwy. 60, OLIVE HILL, KY	CARTER (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-16
APPCO 81	State Rt. 40 & State Rt. 172	JOHNSON (McElvein)	KY	Appco-KY, INC	YA Landholdings, LLC	EXHIBIT A-17

Exhibit A-2

EXHIBIT B

LEASE ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE AND
SUBORDINATION AGREEMENT

To:	Appalachian Oil Company, Inc., a Tennessee corporation (“Landlord”), YA Landholdings, LLC ("Purchaser") and YA Global Investments, L.P. (“Secured Party”)

Re:	Lease dated April 2, 2007, between James W. Rogers (“Tenant”), concerning that certain real property located at 19th Street, Big Stone Gap, Wise County, Virginia (“Premises”)

Tenant understands that Purchaser is contemplating purchasing the Premises and that Secured Party is contemplating making a loan that would be secured in part by a mortgage against the Premises (the “Mortgage”). Tenant, as the tenant under the above-referenced lease (as amended by the amendments, if any, listed on Exhibit A attached hereto and made a part hereof for all purposes, the “Lease”) hereby certifies to and agrees with Landlord, its successors and assigns, Purchaser, its successor and assigns and Secured Party, its successors and assigns, as follows.

1.
The Lease is in full force and effect and has not been modified, supplemented, or amended except by the amendment(s) listed above. The Lease represents the entire agreement between the parties as to the Premises, and Tenant claims no rights with respect to the Premises other than as set forth in the Lease.

2.
Tenant has paid rent for the Premises up to and including ______________, 2007. The amount of fixed monthly rent is $1,200.00 and there is no percentage rent. Tenant must also pay certain utilities, taxes, charges, costs and expenses as additional rent under the Lease. No rent has been or will be paid more than one (1) month in advance of its due date.

3.	Tenant has paid a security deposit of $0. Tenant waives collection of the deposit against Purchaser and Secured Party or any purchaser at a foreclosure sale.

4.
The commencement date of the Lease was _____________, 2007. The Lease expiration date is ___________, 2009. Tenant has the following option(s) to renew or extend the Lease: four (4) options to renew the Lease for an additional two (2)-year term for each option (rent is subject to increase during these renewal terms).

5.
All work to be performed to the Premises for Tenant under the Lease has been performed in all material respects. All payments, free rent, or other credits, allowances or abatements required to be given under the Lease to Tenant with respect to work to be performed to the Premises have been received by Tenant. Tenant is in physical occupancy of the Premises and is operating its business in the Premises.

6.
To the best of Tenant's knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by Tenant or Landlord under the Lease; and (ii) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

7.
Tenant has not assigned any of its rights under the Lease or sublet all or any portion of the Premises. Except as set forth on Exhibit B attached hereto, Tenant does not hold the Premises under assignment or sublease.

8.	Tenant has no right or option to purchase all or any part of the Premises or the building of which the Premises is a part. Tenant has no right to occupy any additional space at the Premises.

9.
Secured Party shall not be liable for or bound by any modification or amendment of the Lease, or any waiver of any terms of the Lease, that (i) materially modifies the economic terms of the Lease, or (ii) materially and adversely affects Landlord’s obligations under the Lease or Secured Party’s rights, duties or obligations, unless such modification, amendment, or waiver was consented to in writing by Secured Party.

3

10.
The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises, including all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Mortgage and the lien thereof, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage.

11.
Secured Party agrees that so long as no event exists on Tenant's part that constitutes a default under the Lease, Tenant's leasehold estate under the Lease shall not be terminated by Secured Party and Tenant's possession of the Premises shall not be disturbed by Secured Party.

12.
Tenant shall attorn to Secured Party upon any foreclosure of the lien of the Mortgage and sale of the property containing the Premises or deed-in-lieu of foreclosure of such property, or any purchaser at foreclosure or transferee in lieu of foreclosure (a “Foreclosure Transferee”), and shall recognize such Foreclosure Transferee as the landlord or lessor under the Lease, and shall be bound to the Foreclosure Transferee in accordance with all of the provisions of the Lease for the balance of the term thereof, provided the Foreclosure Transferee shall not be:(a) liable in damages for any act or omission of any prior lessor or landlord; or (b) subject to any offsets or defenses which Tenant might have against any prior lessor or landlord; or (c) bound by any amendment, modification, or cancellation of the Lease or surrender of the Premises made without Secured Party’s prior written consent; or (d) liable for any past due rent or other sums owed to Tenant by Landlord or any other prior landlord. Such attornment will be effective and self-operative without the execution of any further instrument.

13.
Tenant agrees for the benefit of Secured Party and any other Foreclosure Transferee that so long as the Mortgage remains a lien upon the Premises, Tenant will not: (i)consent to any modification or amendment of the terms of the Lease without Secured Party’s written consent, which consent shall not be unreasonably withheld; or (ii) consent to termination of the Lease by the landlord thereunder, except in accordance with the terms of the Lease.

The person executing this certificate on behalf of Tenant is duly authorized to execute this certificate.

Executed by Tenant on _________________, 2007.

James W. Rogers

4

EXHIBIT A

List of Amendments

None.

Exhibit A

EXHIBIT B

None

Exhibit B-1

EXHIBIT C

SPECIAL WARRANTY DEED

WHEN RECORDED RETURN TO:

Baker Botts L.L.P.
910 Louisiana Street, Suite 3930
Houston, TX 77002
Attention: LeAnn Vaughn

SPECIAL WARRANTY DEED

COMMONWEALTH OF KENTUCKY	§
§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF ______	§

THAT, APPALACHIAN OIL COMPANY, INC., a Tennessee corporation, whose address is P.O. Box 1500, 1992 Highway 75, Blountville, Sullivan County, Tennessee 37617 (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL and CONVEY unto YA LANDHOLDINGS, LLC, a Delaware limited liability company (“Grantee”), whose address is 101 Hudson Street, Suite 3700, Jersey City, Hudson County, New Jersey 07302, the following described property:

Being that certain tract of land located in ______________, Kentucky at _____________ (the “Property”), and being more particularly described on Exhibit “A” attached hereto and made a part hereof by reference for all purposes, together with all rights and appurtenances thereto in any wise belonging to Grantor;

Subject, however, to the exceptions to title (the “Permitted Encumbrances”) more particularly set forth on Exhibit “B” attached hereto and fully made a part hereof by reference for all purposes.

TO HAVE AND TO HOLD the above-described Property, subject to the Permitted Encumbrances, together with all and singular the rights and appurtenances thereto in any wise belonging to Grantor, unto said Grantee, its successors and assigns FOREVER, and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto said Grantee, its successors and assigns, against every person whomsoever, lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

[Signature page follows.]

Exhibit C-1

EXECUTED effective the ____ day of September, 2007.

GRANTOR:

APPALACHIAN OIL COMPANY, INC., a Tennessee corporation

By:

Name:

Title:

CONSIDERATION CERTIFICATE

The undersigned hereby swear and affirm, under the penalty of perjury pursuant to KRS Chapter 382, that the consideration recited in the foregoing instrument is the full actual consideration paid or to be paid for the property transferred hereby.

GRANTOR:

APPALACHIAN OIL COMPANY, INC., a Tennessee corporation

By:

Name:

Title:

GRANTEE:

YA LANDHOLDINGS, LLC, a Delaware limited liability company

By: New EarthShell Corporation, a Delaware corporation, its sole member

By:

Name:

Title:

Exhibit C-2

THIS INSTRUMENT PREPARED BY:

LeAnn Vaughn Baker Botts, L.L.P. 910 Louisiana Street Houston, TX 77002

COMMONWEALTH OF KENTUCKY	)
) SS
COUNTY OF _______________________	)

The foregoing instrument was subscribed, sworn to and acknowledged before me this ___ day of ____________, 2007 by _______________ (name) as ___________________________________________ (title) of New EarthShell Corporation, a Delaware corporation, as sole member of YA Landholdings, LLC, a Delaware limited liability company (Grantor), on behalf of the limited liability company.

My commission expires: ______________________.

Notary Public

COMMONWEALTH OF KENTUCKY	)
) SS
COUNTY OF _______________________	)

The foregoing instrument was subscribed, sworn to and acknowledged before me this ___ day of ____________, 2007 by _______________ (name) as ___________________________________________ (title) of New EarthShell Corporation, a Delaware corporatio, sole member of YA Landholdings, LLC, a Delaware limited liblity company of , on behalf of the limited liability company.

My commission expires: ______________________.

Notary Public

Exhibit C-3